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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 1995


                           HUBCO, INC.
     (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)

            1-10699                       22-2405746
  (Commission File Number)   (IRS Employer Identification No.)

       1000 MacArthur Boulevard, Mahwah, New Jersey  07430
            (Address of principal executive offices)

                         (201) 236-2640
      (Registrant's telephone number, including area code)


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Item 5.   Other Events.

1. On August 14, 1995, HUBCO, Inc. ("HUBCO") issued a press release announcing the signing of an agreement with United
     National Bancorp to provide data processing and imaged item processing services.

     The joint venture will provide imaged item processing, imaged lock box processing and statement rendering services, supporting telephone and P.C. bank access and depositor bill paying services. A fully integrated data processing banking package will be provided through the company, subject to requisite regulatory approvals.

2. On August 21, 1995, HUBCO issued a press release announcing the signing of a definitive agreement (the "Merger Agreement") with Growth Financial Corp., a New Jersey corporation and registered bank holding company ("Growth"), whereby Growth will be merged with and into HUBCO (the "Merger"). Growth is the parent company of Growth Bank, a New Jersey-chartered commercial bank, which will be merged with and into Hudson United Bank, a wholly-owned subsidiary of HUBCO.

     Under the terms of the Merger Agreement, Growth shareholders will receive an exchange of stock intended to have a value of approximately $14.64 per Growth share. The exchange ratio will be between .69 and .81 of a share of HUBCO's common stock, no par value ("HUBCO Common Stock") in exchange for each share of Growth's common stock, $1.00 par value per share ("Growth Common Stock"), subject to adjustment under certain defined circumstances. The exchange ratio will be determined prior to the closing of the Merger based upon the average price per share of HUBCO Common Stock measured during a pricing period.

     Growth also announced its plan to immediately initiate quarterly cash dividend payments. In connection with the transaction, Growth has issued an option to HUBCO which, based on certain defined events, could result in the issuance of 336,850 new shares of Growth Common Stock to HUBCO. The Merger, which is expected to be treated as a tax-free exchange to holders of Growth common stock, will be accounted for as a pooling of interests.

     The Merger is subject to approval by Federal and State bank regulatory authorities and the shareholders of Growth. Growth Bank, headquartered in Basking Ridge, New Jersey, has assets of $130 million and three branch offices serving Morris and Somerset counties. HUBCO, with assets of $1.6 billion, is the eighth largest commercial banking company headquartered in New Jersey and the largest bank holding company headquartered in Bergen County.

     The managements of HUBCO and Growth expect the Merger to close during the first quarter of 1996.



Item 7.   Exhibits.

     99.1      Press Release dated August 14, 1995

     99.2 Stock Purchase and Stockholder Agreement dated as of August 11, 1995 among HUB Financial Services,
               Inc., HUBCO, Inc., and United National Bancorp

     99.3      Form of Data Processing Service and Clearing
               Agency Agreement

     99.4      Form of Administrative Services Agreement

     99.5      Press Release dated August 21, 1995

     2         Agreement and Plan of Merger dated as of August
               18, 1995 among HUBCO, Inc., Hudson United Bank,
               Growth Financial Corp. and Growth Bank

     99.6 Stock Option Agreement dated August 18, 1995 between HUBCO, Inc. and Growth Financial Corp.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HUBCO, INC.

Dated: August 24, 1995             By: D. LYNN VAN BORKULO-NUZZO
                                       -------------------------
                                       D. Lynn Van Borkulo-Nuzzo
                                       Executive Vice President

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                        INDEX TO EXHIBITS

99.1      Press Release dated August 14, 1995

99.2      Stock Purchase and Stockholder Agreement dated as of
          August 11, 1995 among HUB Financial Services, Inc.,
          HUBCO, Inc., and United National Bancorp

99.3      Form of Data Processing Service and Clearing Agency
          Agreement

99.4      Form of Administrative Services Agreement

99.5      Press Release dated August 21, 1995

2         Agreement and Plan of Merger dated as of August 18,
          1995 among HUBCO, Inc., Hudson United Bank, Growth
          Financial Corp. and Growth Bank

99.6      Stock Option Agreement dated August 18, 1995 between
          HUBCO, Inc. and Growth Financial Corp.